Exhibit 23.2

ANTIS TRIANTAFYLLIDES & SONS LLC

ADVOCATES

CAPITAL CENTER

9TH FLOOR

2-4 Arch. Makarios III Avenue

P.O.Box 21255

1505 NICOSIA, CYPRUS

TELEPHONE: 357 22 360000

TELEFAX: 357 22 670670

WEB SITE: www.triantafyllides.com

GENERAL EMAIL: trianta@triantafyllides.com

15 March 2013

To:	QIWI plc 12-14 Kennedy Ave. Kennedy Business Centre, 2nd Floor, Office 203 1087 Nicosia, Cyprus

(Attention: Sergey Solonin, Chief Executive Officer)

CONSENT

We are acting as Cyprus counsel to Qiwi PLC (the “Company”) in connection with an initial public offering of American Depositary Shares of the Company. We hereby consent to the use of our tax opinion by the Company and to the reference to this firm in the Registration Statement on Form F-1 and any amendments thereto filed by the Company and in the prospectus to which the registration statement relates.

Yours truly,

/s/ Antis Triantafyllides & Sons LLC

Antis Triantafyllides & Sons LLC

Antis Triantafyllides & Sons LLC is a limited liability company registered in the Republic of Cyprus with registration number HE 222537

Registered Office: CAPITAL CENTER, 9TH FLOOR, 2-4 Arch. Makarios III Avenue 1065 NICOSIA, CYPRUS